Exhibit 5.1

Goldfarb Seligman & Co.
98 Yigal Alon Street
Tel Aviv 6789141, Israel

November 21, 2013

RiT Technologies Ltd.
24 Raoul Wallenberg Street
Tel Aviv 69719
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to RiT Technologies Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 462(b) thereunder (such Registration Statement, the “462(b) Registration Statement”). The 462(b) Registration Statement is being filed in connection with and incorporates by reference the information contained in the Registration Statement on Form F-1 (File No. 333-190443) (as amended, the “Registration Statement”) filed by the Company with the Commission under the Securities Act and declared effective on the date hereof, relating to the offering and sale of the following securities (collectively, the “Securities”): (a) up to 3,000,000 Ordinary Shares, par value NIS 0.80 per share, of the Company (the “Ordinary Shares”), plus up to 450,000 Ordinary Shares subject to an over-allotment option granted by the Company to the Underwriters (as defined in the Underwriting Agreement) (collectively, the “Shares”); (b) warrants to purchase up to 1,500,000 Ordinary Shares, plus warrants to purchase up to 225,000 Ordinary Shares subject to an over-allotment option granted by the Company to the Underwriters (collectively, the “Warrants”); (c) up to 1,725,000 Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”); (d) warrants to purchase up to 150,000 Ordinary Shares to be issued to the representative of the Underwriters as additional compensation pursuant to the Underwriting Agreement, the form of which has been filed as Exhibit 4.3 to the Registration Statement (the “Representative’s Warrant”); and (e) up to 150,000 Ordinary Shares issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).

Any reference herein to the “Registration Statement” shall be deemed to include the 462(b) Registration Statement.

The Shares and the Warrants are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (together with all schedules, exhibits and ancillary documents and agreements thereto, the “Underwriting Agreement”), and, with respect to the Warrants, under a Warrant Agency Agreement between the Company and a warrant agent, the form of which has been filed as Exhibit 10.22 to the Registration Statement (the “Warrant Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Securities.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) copies of the Memorandum of Association and Articles of Association of the Company, as currently in effect; (iii) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the Registration Statement and the issuance of the Securities; and (iv) such other documents and questions of law which we consider necessary or advisable for the purposes of rendering this opinion letter. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competence of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also assumed that each of the Underwriting Agreement and Warrant Agreement will be duly executed and delivered by all parties thereto (other than the Company).

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that, when the Board of Directors or a duly appointed committee thereof determines the price per share of the Shares and the Warrants and the final number thereof to be issued pursuant to the Underwriting Agreement: (i) the issuance of the Securities will have been duly authorized by all necessary corporate action by the Company; (ii) the Shares, when issued and paid for in accordance with the Registration Statement and Underwriting Agreement, will be validly issued, fully paid and non-assessable; (iii) each Warrant, when issued and sold by the Company and delivered by the Company in accordance with the Registration Statement, the Underwriting Agreement and the Warrant Agreement, will be validly issued, fully paid and non-assessable; (iv) the Warrant Shares, when issued and paid for in accordance with the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable; (v) the Representative’s Warrant, when executed and delivered by the Company, will be validly issued, fully paid and non-assessable; and (vi) Representative’s Warrant Shares, when issued and paid for in accordance with the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours, /s/ Goldfarb Seligman & Co. Goldfarb Seligman & Co.